www.bankrate.com

For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder -- Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (866) 700-5192, Passcode 12170517.   International Callers Dial-In: (617) 213-8833, Passcode 12170517 (10 minutes before the call). Webcast:  http://investor.bankrate.com/

BANKRATE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

NEW YORK, NY – February 13, 2014

($ in millions, except per share amounts)
	Q4-13	Q4-12	2013	2012
Revenue	$122.3	$93.2	$457.4	$457.2

Net Income
GAAP	(3.5)	0.3	(10.0)	29.3
Adjusted	16.9	5.8	52.9	56.0

Diluted Earnings per Share (EPS)
GAAP	$(0.04)	$0.00	$(0.10)	$0.29
Adjusted	0.17	0.06	0.53	0.56

Adjusted EBITDA	35.4	17.9	121.9	123.1

Bankrate, Inc. (NYSE: RATE) today reported financial results for the fourth quarter and full fiscal year ended December 31, 2013. Total revenue for the fourth quarter was $122.3 million compared to $93.2 million in the fourth quarter of 2012, an increase of 31%.  GAAP net loss for the quarter was $3.5 million or a loss of $0.04 per fully diluted share, compared to net income of $0.3 million, or $0.00 per fully diluted share in the fourth quarter of 2012.

Non-GAAP adjusted net income for the fourth quarter of 2013, as outlined in the attached reconciliation, was $16.9 million, representing EPS of $0.17, compared to $5.8 million or EPS of $0.06 in the fourth quarter of 2012.  Adjusted EBITDA was $35.4 million, with a margin of 29% in the fourth quarter of 2013 compared to $17.9 million, with a margin of 19% in the fourth quarter of 2012, representing an increase of 97%.

Results for Twelve Months Ended December 31, 2013

Total revenue for the twelve months ended December 31, 2013 was $457.4 million compared to $457.2 million for the full year 2012.

GAAP net loss was $10.0 million or $0.10 per fully diluted share in 2013, compared to GAAP net income of $29.3 million, or $0.29 per fully diluted share in 2012.

On a non-GAAP adjusted basis, net income was $52.9 million or EPS of $0.53 for the full twelve months in 2013, compared to $56.0 million or EPS of $0.56 in 2012, representing an EPS decline of 5%.

Adjusted EBITDA in 2013 was $121.9 million, compared to $123.1 million in 2012, a decrease of 1%.

“Bankrate is once again growing, as our continued progress in insurance and leadership in credit cards and banking products really delivered,” said Kenneth S. Esterow, President and CEO of Bankrate, Inc.  “In 2014, we will build on this momentum.  We will focus our efforts longer-term to ensure our consumers and  partners alike continue to have access to the most engaging personal finance content and tools across all platforms: mobile, tablet and desktop,” Mr. Esterow added.

2014 Guidance

Bankrate expects revenue for full year 2014 to be in the $520 to $530 million range, representing mid-teens growth over 2013. Adjusted EBITDA for 2014 is expected to be between $145 and $150 million. In addition, the Company expects revenues for the first quarter of 2014 to be between $125 and $130 million, representing high-teens percentage growth over Q1 2013, and Adjusted EBITDA between $33 and $36 million.

“We’re targeting 20% Adjusted EBITDA growth for both the first quarter and full year 2014,” stated Kenneth S. Esterow, President and CEO of Bankrate, Inc. “We feel very good about our momentum and our ability to capitalize on the many opportunities in 2014 and beyond. For Bankrate investors, this represents an important return to growth,” Mr. Esterow added.

Fourth Quarter 2013 Highlights

•

Overall lead generation revenue, which consists of CPA (primarily attributed to credit card products) and CPL (primarily attributed to insurance products) revenue, increased 41% compared to the fourth quarter 2012 and 4% sequentially versus Q3 2013.

•

Within lead generation revenues, CPA revenue in Q4 2013 increased over 60% on strong credit card issuer marketing activities, while CPL revenues increased approximately 13%, primarily as a result of the Company’s successful execution of its insurance quality initiative.  This ongoing initiative resulted in higher lead conversion rates (higher ROI), increased carrier & agent demand and improved  monetization, with  revenue per lead up 40% versus Q4 2012.

•

CPC revenue for the quarter increased 11% compared to the same period in 2012, attributable to over 60% growth in our insurance CPC business partially offset  by a 13% decrease in the Company’s banking CPC product revenue, mainly as a result of lower refinancing activity in mortgages. CPC deposit demand remained strong as this revenue increased by 23% during the quarter.

•	Unique visitors to the Company’s owned and operated sites in the fourth quarter 2013 were up approximately 10% from the prior year period.
•

The Company launched its mobile optimized version of Bankrate.com as well as other owned and operated sites in October 2013, which has resulted in an approximate 35% increase in conversion. Additionally, the ongoing improvement of the Company’s CreditCards.com mobile site through 2013 resulted in more than a 3X increase in conversion rates in Q4 2013 compared to Q4 2012.

•	The Company introduced its Rate+ platform for its mortgage business, which will provide an even better experience as our mortgage partners are able to price more granularly.
•	CPM revenue, in the fourth quarter increased 18% compared to the same period in 2012.

February 13, 2014 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (866) 700-5192, passcode 12170517.    International participants should dial: (617) 213-8833, passcode 12170517.  Please access at least 10 minutes prior to the time the conference is set to begin. A webcast of this call can be accessed at Bankrate’s website: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning February 13, 2014 at 8:30 p.m. ET / 5:30 p.m. PT through February 20, 2014 at 11:59 p.m. ET / 8:59 p.m. PT.  To listen to the replay, call (888) 286-8010 and enter the passcode: 41503400.  International callers should dial (617) 801-6888 and enter the passcode: 41503400.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted EPS, and Gross Margin excluding stock based compensation, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future.  Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results.  In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet.  Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, our flagship website, and other owned and operated personal finance websites, including, but not limited to, CreditCards.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, InsuranceQuotes.com, CarInsuranceQuotes.com, AutoInsuranceQuotes.com, InsureMe.com, and NetQuote.com.  Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of approximately 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing, on average, over three million pieces of information weekly.  Bankrate develops and provides web services to over 75 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, CNN Money, CNBC and Comcast. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our websites or mobile applications; increased competition and its effect on our website traffic, advertising rates, margins and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; the number of consumers seeking information on the financial products we have on our websites or mobile applications; interest rate volatility; technological changes; our ability to manage traffic on our websites or mobile applications and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; changes in application approval rates by our credit card issuer customers; our ability to successfully execute on our strategy, including without limitation our insurance quality initiative and our mobile strategy, and the effectiveness of our strategy; our ability to attract and retain executive officers and personnel; the impact of defense of and resolution of lawsuits to which we are a party; our ability to protect our intellectual property; the effects of facing liability for content on our websites or mobile applications; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our expansion of operations in the United Kingdom and China and possible expansion to other international markets, in which we may have limited experience; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. Government; changes in consumer spending and saving habits; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines; and our ability to manage the risks involved in the foregoing. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, and additional information will also be set forth in our Annual Report on Form 10-K that will be filed for the year ended December 31, 2013. These documents are or will be available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We undertake no obligation to update or revise forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

Bankrate, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except per share data)

	(Unaudited)
	December 31,	December 31,
	2013	2012

Assets
Cash and cash equivalents	$230,071	$83,590
Accounts receivable, net of allowance for doubtful accounts of $620 and $658 at December 31, 2013 and December 31, 2012	61,962	52,598
Deferred income taxes	7,155	3,763
Prepaid expenses and other current assets	9,736	13,691
Total current assets	308,924	153,642

Furniture, fixtures and equipment, net of accumulated depreciation of $19,690 and $12,851 at December 31, 2013 and December 31, 2012	12,930	10,024
Intangible assets, net of accumulated amortization of $181,721 and $128,366 at December 31, 2013 and December 31, 2012	350,206	382,732
Goodwill	611,975	602,173
Other assets	12,776	11,579
Total assets	$1,296,811	$1,160,150

Liabilities and Stockholders' Equity

Liabilities
Accounts payable	$7,149	$8,227
Accrued expenses	40,546	22,033
Deferred revenue and customer deposits	3,792	3,861
Accrued interest	7,379	10,588
Other current liabilities	24,595	6,399
Total current liabilities	83,461	51,108

Deferred income taxes	51,699	64,482
Long-term debt, net of unamortized discount	297,021	193,943
Other liabilities	25,668	22,466
Total liabilities	457,849	331,999

Commitments and contingencies

Stockholders' equity
Common stock, par value $.01 per share - 300,000,000 shares authorized at December 31, 2013 and December 31, 2012; 101,749,513 shares and 100,097,969 shares issued at December 31, 2013 and December 31, 2012; 101,698,985 shares and 100,047,441 shares outstanding at December 31, 2013 and December 31, 2012	1,017	1,000
Additional paid-in capital	864,152	843,393
Accumulated deficit	(25,266)	(15,264)
Less: Treasury stock, at cost - 50,528 shares at December 31, 2013 and December 31, 2012	(591)	(591)
Accumulated other comprehensive loss	(350)	(387)
Total stockholders' equity	838,962	828,151
Total liabilities and stockholders' equity	$1,296,811	$1,160,150

Bankrate, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

($ in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Revenue	$122,260	$93,244	$457,432	$457,164
Cost of revenue (excludes depreciation and amortization)	37,015	30,788	151,050	146,357
Gross margin	85,245	62,456	306,382	310,807
	70%	67%	67%	68%
Operating expenses:
Sales	3,585	4,037	15,067	16,114
Marketing	30,820	28,435	113,478	126,222
Product development	5,168	4,371	18,746	17,023
General and administrative	20,611	9,962	56,134	37,431
Legal settlements	-	(24)	-	874
Acquisition, offering and related expenses	-	(32)	50	335
Changes in fair value of contingent acquisition consideration	9,825	(4,785)	16,065	(2,645)
Depreciation and amortization	16,042	14,395	60,127	52,854
	86,051	56,359	279,667	248,208
(Loss) income from operations	(806)	6,097	26,715	62,599

Interest and other expenses, net	5,161	6,494	24,981	25,771
Loss on extinguishment of debt	-	-	17,175	-
(Loss) income before income taxes	(5,967)	(397)	(15,441)	36,828
Income tax (benefit) expense	(2,425)	(741)	(5,439)	7,497
Net (loss) income	$(3,542)	$344	$(10,002)	$29,331

Basic and diluted net (loss) income per share:
Basic	$(0.04)	$0.00	$(0.10)	$0.29
Diluted	(0.04)	0.00	(0.10)	0.29
Weighted average common shares outstanding:
Basic	100,205,228	100,097,969	100,108,316	99,985,782
Diluted	100,205,228	100,101,578	100,108,316	100,831,459

Other comprehensive (loss) income, net of tax:
Net (loss) income	$(3,542)	$344	$(10,002)	$29,331
Foreign currency translation gain (loss)	86	14	37	353
Comprehensive (loss) income	$(3,456)	$358	$(9,965)	$29,684

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (unaudited)

($ in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Revenue	$122,260	$93,244	$457,432	$457,164

Gross margin excluding stock-based compensation (1)	$85,476	$62,584	$307,172	$311,406
Gross margin excluding stock-based compensation %	69.9%	67.1%	67.2%	68.1%

Adjusted EBITDA (2)	$35,397	$17,929	$121,907	$123,137
Adjusted EBITDA margin	29.0%	19.2%	26.7%	26.9%

Adjusted net income (3)	$16,873	$5,798	$52,862	$56,030
Adjusted EPS	$0.17	$0.06	$0.53	$0.56

Weighted average common shares outstanding (diluted):	100,205,228	100,101,578	100,108,316	100,831,459

(1) Gross margin excluding stock-based compensation represents gross margin plus stock-based compensation classified as cost of revenue.
Reconciliation of gross margin excluding stock-based compensation
Gross margin	$85,245	$62,456	$306,382	$310,807
Stock-based compensation	231	128	790	599
Gross margin excluding stock-based compensation	$85,476	$62,584	$307,172	$311,406

(2) Adjusted EBITDA adds back interest and other expense; income tax (benefit) expense; depreciation and amortization; changes in fair value of contingent acquisition consideration; loss on extinguishment of debt; legal settlements; acquisition, offering and related expenses; severance charges; and stock-based compensation.

Reconciliation of adjusted EBITDA
Net (loss) income	$(3,542)	$344	$(10,002)	$29,331
Interest and other expenses	5,161	6,494	24,981	25,771
Income tax (benefit) expense	(2,425)	(741)	(5,439)	7,497
Depreciation and amortization	16,042	14,395	60,127	52,854
Earnings before interest, taxes, depreciation and amortization (EBITDA)	15,236	20,492	69,667	115,453
Change in fair value of contingent acquisition consideration	9,825	(4,785)	16,065	(2,645)
Loss on extinguishment of debt	-	-	17,175	-
Legal settlements	-	(24)	-	874
Acquisition, offering and related expenses	-	(32)	50	335
CEO transition (5)	6,802	-	6,802	-
Stock-based compensation (6)	3,534	2,278	12,148	9,120
Adjusted EBITDA	$35,397	$17,929	$121,907	$123,137

(3) Adjusted net income adds back income tax (benefit) expense; other income; non-recurring change in fair value of contingent acquisition consideration; loss on extinguishment of debt; legal settlements; acquisition, offering and related expenses; severance charges; stock-based compensation; and amortization, net of tax.

Reconciliation of adjusted net income
Net (loss) income	$(3,542)	$344	$(10,002)	$29,331
Income tax (benefit) expense	(2,425)	(741)	(5,439)	7,497
Other income	-	-	-	(135)
Change in fair value of contingent acquisition consideration due to change in estimate (4)	8,442	(5,816)	10,142	(4,812)
Loss on extinguishment of debt	-	-	17,175	-
Legal settlements	-	(24)	-	874
Acquisition, offering and related expenses	-	(32)	50	335
CEO transition (5)	6,802	-	6,802	-
Stock-based compensation (6)	3,534	2,278	12,148	9,120
Amortization	14,850	13,496	55,783	49,643
Adjusted income before tax	27,661	9,505	86,659	91,853
Income tax (8)	10,788	3,707	33,797	35,823
Adjusted net income	$16,873	$5,798	$52,862	$56,030

(4) Change in fair value of contingent acquisition consideration due to change in estimate represents changes in fair value attributable to changes in expected earnings of acquired businesses.
Reconciliation of change in fair value of contingent acquisition consideration
Change in fair value of contingent acquisition consideration	$9,825	$(4,785)	$16,065	$(2,645)
Less: Change in fair value due to passage of time	1,383	1,031	5,923	2,167
Change in fair value of contingent acquisition consideration due to change in estimate	$8,442	$(5,816)	$10,142	$(4,812)

(5) CEO transition costs are recorded in general and administrative expenses.
CEO transition costs	990	-	990	-
Stock-based compensation (equity award modification)	5,812	-	5,812	-
CEO transition	6,802	-	6,802	-

(6) Stock-based compensation is recorded in the following line items:
Cost of revenue	$231	$128	$790	$599
Sales	491	353	1,767	1,387
Marketing	351	271	1,321	1,013
Product development	465	341	1,666	1,492
General and administrative (7)	1,996	1,185	6,604	4,629
Total stock-based compensation expense	$3,534	$2,278	$12,148	$9,120

(7) Stock-based compensation for general and adminstrative excludes amounts related to CEO transition.

(8) Assumes 39% income tax rate.